Exhibit 99.1

Ever-Glory Announces Appointment of New Independent Director

NANJING, China, Sep. 25, 2014 /PRNewswire/ — Ever-Glory International Group, Inc. (the "Company" or "Ever-Glory") (NYSE MKT: EVK), a leading apparel supply chain manager and retailer based in China, today announced the appointment of Mr. Jianhua Wang, as an independent director of the Company upon the resignation of Mr. Changyu Qi effective on Sep. 24. Mr. Wang was also appointed as the Chairman of the Nominating & Governance Committee and a member of the Audit Committee and Compensation Committee of the Board.

Mr. Qi's resignation was due to personal reasons and was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

"Mr. Qi has been a highly valued member of our Board in the past 6 years and we wish him the best for the future," said Mr. Edward Yihua Kang, Chairman and Chief Executive Officer of Ever-Glory. "We are very pleased to have Mr. Wang join Ever-Glory's Board of Directors as an independent director and Chairman of our Nominating & Governance Committee. We believe his in-depth legal expertise in corporate and securities laws and solid knowledge in the capital market will be of tremendous help to further improve our corporate governance."

Mr. Wang is the Chief Lawyer of Wang Jianhua Law Offices, a boutique law firm based in Kunshan city, Jiangsu Province. Mr. Wang had more than 20 years of practicing experience in corporate, securities and business laws in China. He held numerous honors and distinctions, including being listed as one of Outstanding Young Lawyers of Jiangsu Province. He was a member of the Standing Committee of People’s Political Consultant Committee of Kunshan City. He is currently a member of the Advisory Board of Legal Affairs of The People’s Government of Kunshan City, Vice Chairman of the Entrepreneurs Chamber of Commerce of Peking University Alumni of Suzhou City, Vice Chairman of the Bar of Kunshan City, a member of the Social Security and Labor Law Committee of the Jiangsu Provincial Bar. He had a master degree in Executive Master of Business Administration (EMBA) from Guanghua School of Management Peking University. He had represented many public companies in China.

About Ever-Glory International Group, Inc.

Based in Nanjing, China, Ever-Glory International Group, Inc. is a leading apparel supply chain manager and retailer in China. Ever-Glory is the first Chinese apparel Company listed on the American Stock Exchange (now called NYSE MKT), and has a focus on middle-to-high grade casual wear, outerwear, and sportswear brands. Ever-Glory maintains global strategic partnerships in Europe, the United States, Japan, and China, conducting business with several well-known brands and retail chain stores. In addition, Ever-Glory operates its own domestic chain of retail stores known as "LA GO GO."

Safe Harbor Statement

Certain statements in this release and other written or oral statements made by or on behalf of Ever-Glory International Group, Inc. (the "Company") are "forward looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and the Company's future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. The forward looking statements are subject to a number of risks and uncertainties including, without limitation, market acceptance of the Company's products and offerings, development and expansion of the Company's wholesale and retail operations, the Company's continued access to capital, currency exchange rate fluctuation and other risks and uncertainties. The actual results the Company achieves (including, without limitation, the results stemming from the future implementation of the Company's strategies and the revenue, net income and new retail store projections set forth herein) may differ materially from those contemplated by any forward-looking statements due to such risks and uncertainties (many of which are beyond the Company's control). These statements are based on management's current expectations and speak only as of the date of such statements. Readers should carefully review the risks and uncertainties described in the Company's latest Annual Report on Form 10-K and other documents that the Company files from time to time with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.